FOR IMMEDIATE RELEASE:                                  CONTACTS:
                                                        Todd Burke
                                                        todd.burke@jetblue.com
                                                        ----------------------

                                                        Jenny Dervin
                                                        jenny.dervin@jetblue.com
                                                        ------------------------

                                                        Ph: 718 709 3089

                      JETBLUE AIRWAYS ELECTS ANGELA GITTENS
                            TO ITS BOARD OF DIRECTORS

NEW YORK (AUGUST 18, 2005) -- JetBlue Airways Corporation [Nasdaq: JBLU] today announced that its Board of Directors elected Angela Gittens on August 15, 2005 as a Director, effective September 30, 2005.

"We are thrilled to have Angela Gittens join the JetBlue Board of Directors,"
said David Neeleman, Chairman and CEO, JetBlue Airways. "She has superb credentials and a wealth of aviation experience. She has successfully developed several major airports into customer-friendly, operationally sound and profitable enterprises, and we are fortunate to have the benefit of her counsel as we grow JetBlue."

Ms. Gittens is Vice President of Airport Business Services at HNTB Corporation,
a multidisciplinary firm known for its work in transportation, bridges, aviation, architecture, urban design and planning, environmental engineering, water and construction services. Ms. Gittens has more than 20 years of aviation industry experience, having held senior management positions at several leading airports. She served as director of the Miami-Dade County Aviation

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Department where she was responsible for the operations of Miami International
Airport, three general aviation airports and two training airports. Her prior airport leadership positions include general manager of Hartsfield-Jackson
Atlanta International from 1993 to 1998 and deputy director for business and finance at San Francisco International. Ms. Gittens currently serves on the
Federal Aviation Administration's (FAA) Management Advisory Committee, the
Executive Committee of the National Academy of Science's Transportation Research
Board, and the advisory council for the FAA's Automated Environmental Design
Tool.

"I am very pleased to join the Board of Directors of JetBlue," Ms. Gittens said.
"I have followed JetBlue since its first flight in early 2000 and have been very impressed by its growth, as well as its reputation for providing excellent customer service at an affordable fare. I look forward to being part of the
JetBlue team."

JetBlue is a low-fare, low-cost passenger airline, which provides high-quality customer service. JetBlue operates a fleet of 80 new Airbus A320 aircraft and plans to add five additional A320s and eight Embraer E190s to its fleet in 2005.
Based at New York City's John F. Kennedy International Airport, JetBlue
currently operates 316 flights a day and serves 32 destinations in 13 states,
Puerto Rico, the Dominican Republic and The Bahamas. JetBlue plans to start daily nonstop service from Newark, NJ to Fort Lauderdale and Orlando on October
5, 2005, to West Palm Beach, Tampa and Fort Myers on October 19, 2005, and to
San Juan, PR on November 17, 2005.

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All JetBlue aircraft feature roomy leather seats; all equipped with an in-seat digital entertainment system offering up to 36 channels of free DIRECTV(R)
programming - no other airline offers more live satellite TV options. On flights longer than two hours, a selection of first-run movies and bonus features from
FOX InFlight is also available.*

With JetBlue, all seats are assigned, all travel is ticketless, all fares are one-way, and an overnight stay is never required. For more information, schedules and fares, please visit www.jetblue.com or call JetBlue reservations at 1-800-JETBLUE (538-2583), 1-888-538-2583 if calling from Puerto Rico, or
1-200-9898 if calling from the Dominican Republic. This press release, as well as past press releases, can be found on www.jetblue.com.
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* DIRECTV(R) service is not available on flights between JFK or Newark and
Puerto Rico or the Dominican Republic; however, FOX InFlight is offered complimentary on these routes.

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events.
Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward looking statements due to many factors, including without limitation, our extremely competitive industry, our ability to implement our growth strategy including the integration of the
Embraer E190 aircraft into our operations, our significant fixed obligations, our ability to maintain our culture, our reliance on high daily aircraft utilization, increases in maintenance costs, fuel prices, insurance costs and interest rates, our dependence on the New York market, our reliance on automated systems and technology, our reliance on sole suppliers, additional government regulation and future acts of terrorism or the threat of such acts or escalation of U.S. military involvement overseas. Information concerning these and other factors is contained in the Company's Securities and Exchange Commission
filings, including but not limited to, the Company's 2004 Annual Report Form
10-K/A and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.